Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of AquaBounty Technologies, Inc. of our report dated March 16, 2017, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

January 12, 2018